EXHIBIT 5

[Letterhead of Eckert Seamans Cherin & Mellott, LLC]
January 12, 2007

Generex Biotechnology Corporation
33 Harbour Square, Suite 202
Toronto, Ontario
Canada M5J 2G2

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Generex Biotechnology Corporation, a Delaware corporation (the “Company”), and are rendering this opinion in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) (which Registration Statement also constitutes Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-139637) filed by the Company with the Commission under the Securities Act on December 22, 2006), relating to shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), shares of preferred stock, par value $.001 per share (the “Preferred Stock”), warrants to purchase the Company’s securities (the “Warrants”), and units consisting of any combination of the foregoing securities (the “Units”) of the Company. The Common Stock, Preferred Stock, Warrants and Units are hereinafter collectively referred to as the “Offered Securities.” The Offered Securities may be issued and sold by the Company from time to time, pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein (the “Prospectus”) and any supplements thereto (each a “Prospectus Supplement”), for up to an aggregate offering price of $150,000,000. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement other than as to the validity of the Offered Securities.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the Restated Certificate of Incorporation of the Company, and (iii) the Bylaws of the Company. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company.

Based upon and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. With respect to any offering of Common Stock by the Company pursuant to the Registration Statement (the “Offered Common Stock”), when (a) the Registration Statement and any amendment thereto (including a post-effective amendment) has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of the Offered Common Stock at a specified price (not less than the par value of the Common Stock) or pursuant to a specified pricing mechanism, (c) a Prospectus Supplement has been filed with the Commission describing the Offered Common Stock, (d) if the Offered Common Stock is to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (e) there are sufficient shares of Common Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance, (f) certificates representing the shares of Offered Common Stock have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company, and (g) the shares of Offered Common Stock have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any Prospectus Supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, or upon conversion of Preferred Stock that is convertible into Common Stock or upon exercise of Warrants to purchase Common Stock, the shares of Offered Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

2. With respect to any offering of Preferred Stock by the Company pursuant to the Registration Statement (the “Offered Preferred Stock”), when (a) the Registration Statement and any amendment thereto (including a post-effective amendment) has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions designating the rights and preferences of the Offered Preferred Stock (including the adoption of a certificate of designation relating to such Offered Preferred Stock conforming to the Delaware General Corporation Law and the filing thereof with the Secretary of the State of the State of Delaware) and approving the issuance and sale of the Offered Preferred Stock at a specified price (not less than the par value of the Preferred Stock) or pursuant to a specified pricing mechanism, (c) a Prospectus Supplement has been filed with the Commission describing the Offered Preferred Stock, (d) if the Offered Preferred Stock is to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (e) there are sufficient shares of Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance, (f) certificates representing the shares of Offered Preferred Stock have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company, and (g) the shares of Offered Preferred Stock have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, or upon exercise of Warrants to purchase Preferred Stock, the shares of Offered Preferred Stock, will be duly authorized, validly issued, fully paid and non-assessable.

3. With respect to any offering of Warrants by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) the Registration Statement and any amendment thereto (including a post-effective amendment) has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the form, terms, issuance and sale of the Offered Warrants at a specified price or pursuant to a specified pricing mechanism, (c) a Prospectus Supplement has been filed with the Commission describing the Offered Warrants (d) if the Offered Warrants are to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (e) certificates representing the Offered Warrants have been duly executed by appropriate officers of the Company and, if applicable, warrant agent; and (f) the Offered Warrants have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement and otherwise in accordance with the provisions of any applicable warrant agreement (the “Warrant Agreement”) between the Company and, if applicable, the purchaser or warrant agent named therein, the Offered Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to any offering of Units by the Company pursuant to the Registration Statement (the “Offered Units”), when (a) the Registration Statement and any amendment thereto (including a post-effective amendment) has become effective under the Securities Act, (b) when the board of directors has taken all necessary corporate action to authorize and approve the form, issuance, execution and terms of the Offered Units, the related unit agreements between the Company and the unit agent or purchaser named therein (“Unit Agreements”), if any, and any Offered Securities which are components of such Offered Units, the terms of the offering thereof and related matters, (c) a Prospectus Supplement has been filed with the Commission describing the Offered Units, (d) if the Offered Units are to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto, and (e) the (1) Offered Units, (2) the Unit Agreements, if any, and (3) such Offered Securities that are components of such Offered Units have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement and otherwise in accordance with the provisions of any applicable (i) Unit Agreement and (ii) Warrant Agreement, in the case of Warrants, such Units will be validly issued and will entitle the holder thereof to the rights specified in the Unit Agreements, if any.

      For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Offered Securities at issue: (a) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (b) the Restated Certificate of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

We are members of the bar of the Commonwealth of Pennsylvania and our opinion herein is limited to the laws of such Commonwealth, the federal laws of the United States of America, and the General Corporation Law of the State of Delaware, to the extent applicable.

Our opinion that any document is legal, valid and binding is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

   (b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

   (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ ECKERT SEAMANS CHERIN & MELLOTT, LLC
Eckert Seamans Cherin & Mellott, LLC
GAM/BLM